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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement and related Prospectus of Illinois Superconductor Corporation for the registration of 11,592,000 shares of its common stock and to the incorporation by reference therein of our report dated February 27, 1998, except for paragraph 2 of Note 14, as to which the date is May 15, 1998, with respect to the financial statements and schedule of Illinois Superconductor Corporation included in its Annual Report (Form
10-K/A) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                      /s/ ERNST & YOUNG LLP
                                                      -----------------------
                                                          ERNST & YOUNG LLP

Chicago, Illinois
August 11, 1998